Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TrueCar, Inc. (the “Company”) on Form 10-Q for the period ended  September 30, 2019 as filed with the Securities and Exchange Commission (the “Report”), Michael Darrow, as Interim Chief Executive Officer, and Noel B. Watson, as Chief Financial Officer, of the Company, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 7, 2019	By:	/s/ Michael Darrow
Michael Darrow
Interim President & Chief Executive Officer
(Principal Executive Officer)

Date:	November 7, 2019	By:	/s/ Noel B. Watson
Noel B. Watson
Chief Financial Officer & Chief Accounting Officer
(Principal Financial Officer & Principal Accounting Officer)